UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2025

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Ascension Way, 6th Floor, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Class A Common Stock	SNFCA	The Nasdaq Global Select Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

At the Board of Directors (the “Board”) Meeting of the Company on June 27, 2025, the Board declared a 5% stock dividend (the “Dividend”) on outstanding shares of the Company’s Class A and Class C Common Stock. The stock dividend will be issued on July 18, 2025 to the Class A and Class C common stockholders of record as of July 11, 2025.

The Company has issued 5% stock dividends on its shares of Class A and Class C Common Stock each year from 1991 through 2024, except in 2020 when stock dividends totaling 7.5% were issued. The Board is pleased to declare this 5% stock dividend in 2025.

On June 30, 2025, the Company issued a press release announcing the Dividend. A copy of that press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated June 30, 2025, entitled “Security National Financial Corporation Announces Stock Dividend”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: June 30, 2025	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer